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                                                                     EXHIBIT 2.2

                 AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

      This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this "AMENDMENT") is made and entered into as of October 2, 2006, among Art Technology Group, Inc., a Delaware corporation ("PARENT"), Arlington Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent ("MERGER SUB 1"), Storrow Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent ("MERGER SUB 2"and, with Merger Sub 1, each a "MERGER SUB"), eStara, Inc., a Maryland corporation (the "COMPANY"), and Burton E. McGillivray, as the representative of the Company Stockholders.

                                    RECITALS

      WHEREAS, the parties entered into an Agreement and Plan of Merger dated September 18, 2006 (the "ORIGINAL MERGER AGREEMENT") and desire to amend the Original Merger Agreement as hereinafter set forth (capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Original Merger Agreement); and

      WHEREAS, the Original Merger Agreement provides that it may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of Parent, the Company and the Stockholder Representative;

      In consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE 1
                                   AMENDMENTS

      1.1 SCHEDULE II. The Original Merger Agreement is hereby amended by deletion of Schedule II attached thereto and by substitution therefor of the revised and updated Schedule II in the form attached to this Amendment. All references in the Original Merger Agreement to Schedule II shall be deemed to refer to Schedule II in the form attached to this Amendment.

      1.2 COMPANY DISCLOSURE SCHEDULE. The Original Merger Agreement is hereby amended by deletion of the Company Disclosure Schedule attached thereto and by substitution therefor of the revised and updated Company Disclosure Schedule in the form attached to this Amendment. All references in the Original Merger Agreement to the Company Disclosure Schedule shall be deemed to refer to the Company Disclosure Schedule in the form attached to this Amendment.

      1.3 SECTION 6.13. Section 6.13 of the Original Merger Agreement is hereby amended so as to read in its entirety as follows:

      6.13 CERTAIN EMPLOYEE BENEFITS. As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate the Company Employee Plans immediately prior to the Effective Time if appropriate). The Company agrees that, at the request of Parent, it will terminate any

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      Employee Plans, severance, separation, retention and salary continuation plans, programs or arrangements, in each case prior to the Effective Time. Each individual who is employed by the Company immediately prior to the Effective Time shall remain an employee of the Company following the Effective Time, provided, however that nothing in this Section 6.13 shall be construed to limit the ability of the applicable employer to terminate the employment of any such employee following the Effective Time in accordance with applicable Legal Requirements. To the extent the applicable plan permits, or can be amended to permit, Parent shall recognize each such employee's service with, or recognized by, the Company prior to the Closing Date as service with Parent or its subsidiary, as applicable, in connection with any pension plan, 401(k) savings plan and welfare benefit plan (including vacations and holidays) maintained by Parent or such subsidiary that is made available by Parent, in its sole discretion, to such employee following the Closing Date and in which such employee elects to participate for purposes of any waiting period, vesting, eligibility and benefit entitlements (but excluding benefit accruals other than vacation) and shall cause all applicable welfare benefit plans to waive any preexisting condition limitation, exclusion or waiting period for such employees and their dependents, to the same extent such limitations, exclusions or waiting periods were satisfied, covered or waived under similar Company Benefit Plans. Parent shall credit such employees with any amounts paid prior to the Closing Date under any Company Benefit Plan with respect to satisfaction of any applicable deductible amounts and co-payment minimums under any Parent plans established as of the Closing Date which provide similar benefits.

                                   ARTICLE 2
                               GENERAL PROVISIONS

      2.1 COUNTERPARTS; FACSIMILE. This Amendment may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. For purposes of this Amendment, a document (or signature page thereto) signed and transmitted by facsimile machine, telecopier or electronic mail is to be treated as an original document. The signature of any party thereon, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature on an original document. At the request of any party, any facsimile, telecopy or scanned document is to be re-executed in original form by the parties who executed the facsimile, telecopy or scanned document. No party may raise the use of a facsimile machine, telecopier or electronic mail or the fact that any signature was transmitted through the use of a facsimile, telecopier or electronic mail as a defense to the enforcement of this Amendment or any amendment or other document executed in compliance with this Amendment.

      2.2 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. The Original Merger Agreement, together with its Exhibits and Schedules and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to therein, including the Company Disclosure Schedule and the Parent Disclosure Schedule, in each case as expressly amended by this Amendment, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written

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and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of the Original Merger Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder.

      2.3 GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

                     [balance of page intentionally omitted]

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      IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to
Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                              ART TECHNOLOGY GROUP, INC.

                              /s/ ROBERT D. BURKE
                              --------------------------------------------------
                              By: Robert D. Burke
                              Title: President and Chief Executive Officer

                              ARLINGTON ACQUISITION CORP.

                              /s/ ROBERT D. BURKE
                              --------------------------------------------------
                              By: Robert D. Burke
                              Title: President and Chief Executive Officer

                              STORROW ACQUISITION CORP.

                              /s/ ROBERT D. BURKE
                              --------------------------------------------------
                              By: Robert D. Burke
                              Title: President and Chief Executive Officer

                              ESTARA, INC.

                              /s/ JOHN FEDERMAN
                              --------------------------------------------------
                              By: John Federman
                              Title: Chief Executive Officer

                              STOCKHOLDER REPRESENTATIVE

                              /s/ BURTON MCGILLIVRAY
                              --------------------------------------------------
                              Burton McGillivray